UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2005

Concord Communications, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts

0-23067

04-2710876

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

400 Nickerson Road

Marlboro, MA  01752

(Address of principal executive offices)

(508) 460-4646

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01 - Entry into a Material Definitive Agreement.

On April 6, 2005, Concord Communications, Inc. (“Concord”) entered into Amended and Restated Management Change in Control Agreements (the “Amended Agreements”) with John A. Blaeser, its President and Chief Executive Officer and each of its other executive officers, including Douglas A. Batt, Executive Vice President, General Counsel and Clerk, Melissa Cruz, Executive Vice President, Business Services Chief Financial Officer, Asst. Clerk and Treasurer, Ferdinand Engel, Executive Vice President, Engineering and Chief Technology Officer, Michael Fabiaschi, Executive Vice President and General Manager, Spectrum Business Unit, Dayton J.D. Semerjian, Executive Vice President, Marketing, and Ted D. Williams, Executive Vice President, Worldwide Field Operations (the “Executive Officers”).  On April 6, 2005, Concord also entered into Management Change in Control Agreements (the “Change in Control Agreements”) with 26 non-executive employees (the “Employees”).

Pursuant to the terms of the Amended Agreement with Mr. Blaeser, upon the occurrence of a change in control, as defined in his Amended Agreement, all of Mr. Blaeser’s outstanding unvested stock options, stock appreciation rights, restricted stock and restricted stock rights will automatically vest in full.  In addition, Concord will pay to Mr. Blaeser a lump sum cash payment equal to two times the sum of Mr. Blaeser’s base annual salary and annual bonus, and will make available medical, dental, group life and disability insurance benefits for two years at the same level and cost as Mr. Blaeser was entitled to prior to the change in control.  In each case, no payment or benefit under the Amended Agreement will be paid or made available until Mr. Blaeser enters into a general release in form and substance reasonably acceptable to Concord.  Mr. Blaeser’s Amended Agreement amends and restates in its entirety that certain Management Change in Control Agreement by and between Concord and Mr. Blaeser.

Pursuant to the terms of the Amended Agreements with the Executive Officers, upon the occurrence of a change in control, as defined in the Amended Agreements, all of each Executive Officer’s outstanding unvested stock options, stock appreciation rights, restricted stock and restricted stock rights will vest in full.  In addition, Concord will pay to each Executive Officer a lump sum cash payment equal to one and one-half times the sum of the Executive Officer’s base annual salary and annual bonus, and will make available medical, dental, group life and disability insurance benefits for eighteen months at the same level and cost as the Executive Officer was entitled to prior to the change in control.  In each case, no payment or benefit under the Amended Agreements will be paid or made available until the Executive Officer enters into a general release in form and substance reasonably acceptable to Concord.  The Amended Agreements with the Executive Officers amend and restate in their entirety those certain Management Change in Control Agreements by and between Concord and each Executive Officer.

Pursuant to the Change in Control Agreements with the Employees, if a change in control occurs, as defined in the Change in Control Agreements, the vesting date for each Employee’s outstanding unvested stock options, stock appreciation rights, restricted stock and restricted stock rights will accelerate by twenty-four months.  In addition, if within six months following the change in control, an Employee’s employment is terminated without cause or the Employee terminates his or her employment for good reason, each as defined in the Change in Control Agreements, all outstanding unvested stock options, stock appreciation rights, restricted stock and restricted stock rights will immediately vest in full.  Concord also will pay to the Employee a lump sum cash payment equal to six months of the Employee’s base salary and bonus, and will make available medical, dental, group life and disability insurance benefits for six months at the same level and cost as the Employee was entitled to prior to the change in control.  Concord will also provide the Employee with outplacement services, an office, and administrative support for six months from the date of termination, or until the Employee secures employment.  In any case, no payment or benefit under the Change in Control Agreement will be paid or made available until the Employee enters into a general release in form and substance reasonably acceptable to Concord.

The foregoing description of the Amended Agreements and the Change in Control Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of each of the Amended Agreements and the Change in Control Agreements, which are filed as Exhibits hereto and are incorporated herein by reference.

ITEM 9.01 — Financial Statements and Exhibits.

(c)               Exhibits.

10.1         Amended and Restated Management Change in Control Agreement, dated as of April 6, 2005, by and between Concord Communications, Inc. and its Chief Executive Officer

10.2         Form of Amended and Restated Management Change in Control Agreement, dated as of April 6, 2005, by and between Concord Communications, Inc. and its executive officers other than its Chief Executive Officer

10.3         Form of Management Change in Control Agreement, dated as of April 6, 2005, by and between Concord Communications, Inc. and 26 non-executive employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORD COMMUNICATIONS, INC.

Date: April 11, 2005	/s/ Melissa H. Cruz
Melissa H. Cruz
Executive Vice President of Business Services, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amended and Restated Management Change in Control Agreement, dated as of April 6, 2005, by and between Concord Communications, Inc. and its Chief Executive Officer

10.2

Form of Amended and Restated Management Change in Control Agreement, dated as of April 6, 2005, by and between Concord Communications, Inc. and its executive officers other than its Chief Executive Officer

10.3	Form of Management Change in Control Agreement, dated as of April 6, 2005, by and between Concord Communications, Inc. and 26 of its non-executive employees